Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2011 relating to the financial statements and the  effectiveness of internal control over financial reporting, which appears in  DENTSPLY International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 12, 2011